COMMON STOCK

COMMON STOCK

INCORPORATED UNDER THE LAWS
OF THE STATE OF NEVADA

Spindle, Inc.

CUSIP 848543 10 4

SEE REVERSE SIDE
FOR CERTAIN DEFINITIONS

THIS IS TO CERTIFY THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.001 PAR VALUE OF

Spindle, Inc.

(hereinafter called the "Corporation") transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and By-Laws of the Corporation and the amendments from time to time made thereto, copies of which are or will be on file at the principal office of the Corporation, to all of which the holder by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

SPINDLE, INC.
CORPORATE
SEAL
2007
NEVADA

PRESIDENT

Countersigned and Registered:
MANHATTAN TRANSFER REGISTRAR CO.
(MILLER PLACE, N.Y.)
Transfer Agent
and Registrar

By

Authorized Signature

CORPNIT, NEW YORK